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                             Software Artistry, Inc.
          Exhibit 11 -- Statement Re: Computation of Earnings Per Share (Dollars in thousands, except per share amounts)


                                                         Three Months Ended           Nine months Ended
                                                            September 30,                September 30,
                                                     ------------------------     ------------------------
                                                        1997          1996           1997          1996
                                                     ----------    ----------     ----------    ----------
Primary:
Average shares outstanding                            6,880,933     6,728,010      6,832,978     6,751,194

Net effect of dilutive stock options                  1,060,198       684,743        935,635       747,428
                                                     ----------    ----------     ----------    ----------

 Total                                                7,941,131     7,412,753      7,768,613     7,498,622
                                                     ----------    ----------     ----------    ----------
                                                     ----------    ----------     ----------    ----------

Net income (loss)                                    $  (1,983)    $      310     $     (965)   $      248

Per share amount                                     $   (0.25)    $     0.04     $    (0.12)   $     0.03
                                                     ----------    ----------     ----------    ----------
                                                     ----------    ----------     ----------    ----------

Fully diluted:

Average shares outstanding                           6,880,933      6,728,010      6,832,978     6,751,194

Net effect of dilutive stock options                 1,060,087        684,816      1,044,192       747,428
                                                     ----------    ----------     ----------    ----------

 Total                                               7,941,020      7,412,826      7,877,170     7,498,622
                                                     ----------    ----------     ----------    ----------
                                                     ----------    ----------     ----------    ----------

Net income (loss)                                    $  (1,983)    $      310     $     (965)   $      248

Per share amount                                     $   (0.25)    $     0.04     $    (0.12)   $     0.03
                                                     ----------    ----------     ----------    ----------
                                                     ----------    ----------     ----------    ----------


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